Exhibit 10(b)

Wells Fargo Bonus Plan

The Plan is effective January 1, 2025, and replaces all previous versions of the Wells Fargo Bonus Plan.

© 2023 Wells Fargo Bank, N.A. All rights reserved. Member FDIC.

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I.Purpose of the Plan

The Wells Fargo Bonus Plan (the “Plan”) is a discretionary annual incentive plan focused on employee performance, appropriate risk management, and business outcomes and is aligned with Wells Fargo’s Expectations and compensation principles: Pay for performance; Promote effective risk management; Attract and retain talent.

Awards under the Plan (whether cash, equity or otherwise) are not included when calculating any benefits and/or payments based on salary. Awards are also not a component of salary or other compensation due to the Participant at the end of the Participant’s employment with Wells Fargo. An Award under this Plan is not guaranteed, and receipt of an Award for one Plan Year does not guarantee the amount or receipt of an Award in any subsequent Plan Year. In addition, Awards may be eliminated or reduced at the discretion of Wells Fargo, regardless of Participant eligibility.

The Identified Staff and Country Appendix included in this document addresses regulatory or country-specific requirements. To the extent a Participant works for a Wells Fargo entity in a jurisdiction covered by the Identified Staff and Country Appendix, or otherwise is subject to additional remuneration requirements in accordance with applicable local laws and regulations, the provisions described in the Identified Staff and Country Appendix, or any supplemental document referred to therein shall govern the application of the applicable Plan provisions to the Participant. For the avoidance of doubt, references to “Identified Staff and Country Appendix” in this Plan include supplemental documents referred to in the Identified Staff and Country Appendix.

II.Definitions

Term/Acronym	Definition
Applicable Laws, Policies, and Expectations	All rules, laws, guidance, regulations, and all enterprise and business-specific policies, procedures, and expectations (including “Related Information” and documents referenced in the policies, and HR Services & Support (HRSS) articles or other documents describing the expectations of the Company or business), applicable to the Participant as a Wells Fargo employee and/or the performance of the Participant’s job duties in the Participant’s Wells Fargo position.
Award	Any incentive compensation (whether cash, equity or other form authorized by the Plan) provided under the Plan.
Award Payment Date	Calendar date on which Payroll initiates delivery of orthe non-deferred cash portion of an Award or if an Award is solely in equity or deferred cash issuance of the Award to a Participant.
Cause (Applicable only to non-US Participants.)
For purposes of Section VII, B, c, “Terminations – Non-US Participants,” Cause includes, but is not limited to, the termination of the Participant’s employment where such termination involved one or more of the following grounds (unless the term Cause is otherwise replaced by a country-specific definition in the Identified Staff and Country Appendix):

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Term/Acronym	Definition

a. the continued failure or refusal of the Participant to perform satisfactorily any duties reasonably required of the Participant, after written notification by the Company, and the failure of the Participant within thirty (30) calendar days of such notification to correct such breach, failure or refusal (other than failure by reason of incapacity due to physical or mental illness); or
b. the commission of any fraud, misappropriation, embezzlement or other dishonest act that makes the Participant ineligible for coverage under the Company’s fidelity bond or otherwise makes the Participant ineligible for continued employment; or
c. any act of gross insubordination or willful misconduct; or
d. reporting to work under the influence of alcohol, narcotics or unlawful controlled substances; or
e. any violation of the Applicable Laws, Policies, and Expectations, including but not limited to any employment policies and procedures, compliance policies or procedures, the Code of Conduct, or local work rules, in force from time to time; or
f. conviction of a felony, or of a misdemeanor or other criminal offence involving a dishonest or fraudulent act, or conduct in violation of law or conduct that would constitute a basis for criminal conviction of a felony, misdemeanor, or other criminal offense that makes the Participant ineligible for coverage under the Company’s fidelity bond or otherwise makes the Participant ineligible for continued employment; or
g. violation of any securities or commodities laws, any rules or regulations pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company is a member, or violation of any similar law, regulation, ordinance or licensing requirement applicable to employees of financial institutions; or conduct that may reasonably be expected to have an adverse effect on the financial interest or business reputation of the Company.
The foregoing does not represent a complete list of all acts or omissions that may constitute grounds for a termination for Cause. Cause also includes such other acts or omissions recognized as constituting cause (or its closest equivalent, such as grounds for summary dismissal) in a particular work location under applicable law, or the Participant’s employment agreement, or the policies or local work rules in the work location. The Plan Manager has the sole discretion to determine whether a particular individual’s employment has been terminated for Cause for the purposes of Plan administration, and its determination is final and binding upon the Company and that individual.

Company or Wells Fargo	Wells Fargo & Company, its subsidiaries and affiliates.
Corporate Transaction	Includes, but is not limited to, a transaction where another company contractually agrees to either acquire all or any portion of the assets, stock, or operations of Wells Fargo and/or enters into some other business arrangement with the Company.
Identified Staff and Country Appendix	Identifies where regulatory or country-specific items require deviation from the terms in this Plan and addresses those differences - see Appendix A.
Displacement (Applicable only to US Participants)	A position elimination, substantial position change or other qualifying event described in the Wells Fargo & Company Severance Plan (the “Severance Plan”) resulting in the termination of the Participant’s employment.
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Term/Acronym	Definition
Earn or Earned
An Award will be deemed “Earned” under the Plan when all of the terms and conditions under the Plan have been satisfied with respect to an Award, including:
1.the Participant’s manager has determined the Participant has met the criteria set forth in Section IV;
2.the Participant’s manager has completed an Award recommendation for the Participant;
3.the aggregate recommendations for the business have been approved by the applicable Operating Committee member; and
4.the HRC has approved Plan funding and authorized the payment of Awards.
In-Year payments for deceased Participants do not require the HRC approval of Plan funding prior to payment of the Award. Deferred equity and deferred cash Awards are subject to additional terms including acceptance of, and compliance with, the terms and conditions of the Awards as described in an Award agreement.

Eligibility Date	September 30 of each Plan Year
Employer	The Wells Fargo entity that employs the Participant.
Executive Officer	Executive Officers shall be those persons designated “officers” by the Wells Fargo & Company’s Board of Directors for purposes of Section 16 of the Exchange Act and the rules thereunder (“Section 16”). Additionally, any Operating Committee Member who is not designated an “officer” under Section 16 shall be considered an Executive Officer for purposes of this Plan.
Fixed Term Employee
A person who is an employee of Wells Fargo on a temporary contract with a defined contract end date (unless they are in the flexible or intern classification). Employees are generally considered one of the following:
1.    Full-time: with standard hours of 30 or more hours per week (unless in the flexible or intern classification).
2.    Part-time: with standard hours of at least 17.5 and less than 30 hours per week are classified as “part-time” (unless in the flexible or intern classification). Standard hours and the number of hours actually worked may vary somewhat for part-time employees in a nonexempt or non-overtime eligible position, depending on business needs.
Non-US employee hours per week may be different based on the location.

Good Leaver Event (Applicable only to non-US Participants)
For the purpose of Section VII, B, c, vi, the following reasons are Good Leaver Events:
1.A Participant who is absent from work due to injury, ill-health, or disability for a period of 182 days (whether or not consecutive) in any period of twelve (12) consecutive months.
2.A Participant’s office or employment, by the virtue of which the participant is eligible for an Award, being transferred to a person or entity that is not an affiliated company of Wells Fargo.
3.Redundancy, where Wells Fargo has determined that the Participant’s position is no longer necessary and shall be discontinued and is expressly dismissed by reason of “redundancy”. For the avoidance of doubt, the Participant is not redundant if, in the view of Wells Fargo, they have been offered reasonable alternative employment or if their employment is terminated without Cause in circumstances other than the discontinuance of the Participant’s position.

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Term/Acronym	Definition
HRC	The Human Resources Committee of the Wells Fargo & Company’s Board of Directors.
Long-Term Cash Award Plan (“LTCAP”)
The applicable Long-Term Cash Award Plan (“LTCAP”) governing the terms of long-term cash awards, which may be amended from time to time, as follows:
1.For US Participants, it is the Wells Fargo & Company Long-Term Cash Award Plan; and
2.For non-US Participants, it is the Wells Fargo & Company Long-Term Cash Award Plan for International Employees.

Long-Term Incentive Plan (“LTIP”)	The Wells Fargo & Company Long-Term Incentive Plan (“LTIP”) which governs equity Awards such as Restricted Share Rights (RSRs), which may be amended from time to time.
Misconduct Accountability Program (MAP)
 A Participant whose conduct has the potential to harm customers, other employees, or the Wells Fargo brand, finances, or reputation may be issued a conduct related corrective action that places them in the Misconduct Accountability Program (MAP). Placement in the MAP impacts employees' risk overlay ratings and compensation decisions.

Notice Period
For US Participants in certain positions who are subject to notice requirements with the Company, the Notice Period is the time period beginning on the date the Participant communicates their resignation to Wells Fargo and ending on the last day of the relevant Notice Period. The required timing of such Notice Period is set forth in the Leaving Wells Fargo Policy, corresponding to the applicable job title and / or job description, or if applicable, in an offer letter or other agreement. Unless terminated sooner operation of the terms of the Notice Period, the Participant’s last day of employment with their Employer is the last day of the Notice Period.
For US Participants who receive written notice of a pending Displacement, the Notice Period is the time period beginning on the date the Participant receives written notice of a qualifying event under the Severance Plan and generally ends 60 days later unless the Notice Period is required to be longer by applicable law or extended by the Administrator of the Severance Plan. Unless terminated sooner by the Participant or Wells Fargo, the Participant’s last day of employment with their Employer is the last day of the Notice Period.

For non-US Participants, the Notice Period is any period between the date either the Participant or Employer serves written notice of resignation or termination on the other and the Participant’s last day of employment with their Employer.

Operating Committee Member	The Chief Executive Officer (“CEO”) of the Company and identified senior managers who are direct or indirect reports to the Chief Executive Officer.
Participant
A Regular or Fixed Term Employee who meets the eligibility and qualifying criteria for participation in the Plan set forth in Section IV. A US Participant refers to an employee on a US-based payroll; a non-US Participant refers to an employee on an non-US based payroll.

Performance Expectations	Provided to Participants under the Performance Management Framework, which may include goals, risk management requirements and other components.
Performance Period	The period of time under which a Participant’s performance is evaluated for purposes of an Award recommendation. The Performance Period is the Plan Year.
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Term/Acronym	Definition
Plan Manager	The head of Human Resources and the head of Total Rewards of the Company, each of whom may act individually or jointly as the Plan Manager, and/or their respective delegates.
Plan Year	The 12-month period beginning each January 1 and ending on the following December 31.
Regular Employee
Regular Employees are generally considered one of the following time types:
1.Full-time: with standard hours of 30 or more hours per week (unless in the flexible or intern classification).
2.Part-time: with standard hours of at least 17.5 and less than 30 hours per week are classified as “part-time” (unless in the flexible or intern classification). Standard hours and the number of hours actually worked may vary somewhat for part-time employees in a nonexempt or non-overtime eligible position, depending on business needs.
Non-US employee hours per week may be different based on the location.

Restricted Share Right (“RSR”)	Restricted Share Rights are a form of equity that may be provided under the LTIP
Retirement	A Participant is considered “retired” if the termination is accurately entered in the HR system of record as a retirement.

III.Funding
The HRC determines whether a bonus pool will be funded and Awards will be paid under the Plan. Establishment of the pool is not a guarantee that Awards will be made to Participants, nor does it guarantee the amount of any Award to an Participant.

IV.Plan eligibility and qualification

Participants may be considered for an Award under the Plan. Satisfaction of all eligibility and qualifying criteria is not a guarantee or the amount of an Award of any amount under the Plan.

A.Plan eligibility
Unless otherwise stated, all Plan provisions apply to Participants.
a.A variety of positions across Wells Fargo are eligible to participate in the Plan. Eligibility is defined by the position. Additionally:

i.The Participant must be actively working in a Wells Fargo Bonus Plan-eligible position during the Plan Year.
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ii.The Participant must be classified a Regular Employee or a Fixed Term Employee in Wells Fargo’s Human Capital Management System as of the Eligibility Date.

iii.US Participants must abide by the Notice Period requirements in Wells Fargo's Leaving Wells Fargo Policy or if applicable an offer letter of other agreement. This policy requires certain US employees who are not displaced to provide 30 to 90 days advance written notice, depending on their line of business and officer title, prior to terminating their employment.
iv.Unless otherwise described in Section VII, the Participant must be employed in an incentive-eligible position as of the Eligibility Date.

b.Participants must be employed by their Employer as of the Award Payment Date, in order to be eligible for an Award under the Plan, unless otherwise described in Section VII. Additionally:
i.Non-US Participants must not be serving out a Notice Period on the Award Payment Date, unless serving out a Notice Period prior to employment terminating by reason of Retirement (subject to Section VII) or as otherwise described in Section VII.

ii.US Participants in certain positions subject to Notice Period requirements who on the Award Payment Date are serving out a Notice Period prior to employment termination by reason of Retirement are eligible for consideration of an Award under the Plan. For the avoidance of doubt, US Participants who resign for any other reason and are serving a Notice Period as a result of such resignation on the Award Payment Date are not eligible for an Award.

c.Exceptions to paragraphs a. and b. above may be made for certain employment status changes as described in Section VII.

Each Participant can participant in only one incentive plan at any given time.

B.Award qualifiers

If eligible under Section IV. A, the Participant is expected to meet the following Award qualifiers to be considered for an Award under this Plan. If the line of business management identifies that the Participant fails to meet one or more qualifiers, the Participant may receive a reduced Award or no Award.

a.a. Risk Management Accountability:
Participants are expected to effectively manage all risk associated with their position in accordance with the Wells Fargo’s Risk Management Framework.

b. Policy, Law, and Regulatory Compliance:
Participants are expected to operate in compliance with Applicable Laws, Policies, and Expectations.

c. Code of Conduct:
Participants are expected to adhere to ethical and honest business practices in accordance with the
Wells Fargo’s Code of Conduct.

Conduct-related disciplinary or corrective action (such as a final notice or formal warning), including but not limited to conduct addressed through the Misconduct Accountability Program (MAP), will be considered in the determination of a Participant’s Award and, in the sole discretion of the Company, may
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impact the amount of the Award or result in no Award. Other disciplinary or corrective action may impact the amount of an Award, or result in no Award. Additional performance adjustment and/or forfeitures may be made to any deferred Awards from prior year(s). A Participant who violates the spirit of the Plan by engaging in inappropriate behavior to receive an Award under this Plan or increase their opportunity for an Award under this Plan, as determined by the HRC for Executive Officers and by the Plan Manager for all other Participants, (in either case, in the sole discretion of the HRC or Plan Manager, as the case may be) becomes immediately ineligible to participate in the Plan.

V.Awards

Awards under the Plan are made in the sole and absolute discretion of the Company, with recommendations from business unit managers and approvals from the Plan Manager or the HRC, as set forth herein. There is no guarantee that an Award of any amount will be awarded to any Participant, regardless of Plan eligibility and/or Award qualifiers criteria.

A.Award Recommendation

The Participant’s manager is responsible for determining whether the Participant has met the Award qualifiers and other terms of the Plan, prior to providing an Award recommendation. The Award recommendation should consider performance and contributions of the Participant (including but not limited to risk performance) and the performance of the line of business and the Company.
B.Deferral of Awards
The HRC or Plan Manager shall determine whether an Award is paid in cash or equity or a combination thereof and at what level such Awards shall be subject to deferral whether in cash or equity. Generally, deferred Awards shall be paid in the form of Restricted Share Rights, unless prohibited by Applicable Laws, Policies, and Expectations, or as determined by the Plan Manager, in which case the deferred Awards will be paid in the form of long-term cash. Deferred Awards paid in the form of long-term incentives are subject to the terms and conditions of the applicable long-term incentive plan and respective Award agreement.
C.Approvals
Award recommendations are subject to review and approval through the Participant's management hierarchy. Management may modify or deny the initial recommendation. Operating Committee Members must approve the aggregate value of Awards for that business upon the conclusion of the annual review cycle performed by the Participant’s line of business. Awards for Executive Officers are reviewed and approved by the HRC.

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Award corrections or any changes resulting from the dispute review process described in Section VIII.C. below that occur at a later date may be approved solely by the head of Compensation Analytics Design & Delivery with the exception of those Participants under the governance of the HRC. Awards to Executive Officers are subject to the approval of the HRC.

VI.Award Payment
A.Timing
a.US Participants
Awards for US Participants will be generally paid or provided no later than two and one-half months into the calendar year following the end of the Plan Year.

b.Non-US Participants
Awards for non-US Participants will be paid or provided no later than the monthly or semi-monthly regularly scheduled payroll date for the month of February of the calendar year following the end of the Plan Year, unless otherwise specified in the Identified Staff and Country Appendix covering the Participant.

The determination of a Participant’s eligibility for, and payment or issuance of, an Award may be delayed if there is an investigation or review of the Participant’s conduct in progress on the Award Payment Date, the outcome of which may impact whether the Participant has met the Award qualifiers, until such time that a decision that the Participant has met the Award qualifiers and a final review of the Participant’s performance is made.
B.Delivery
Awards may be made in the form of cash or long-term Awards (cash or equity), or a combination thereof, at the HRC’s discretion, at the discretion of the Plan Manager, or as required by Applicable Laws, Policies, and Expectations. Generally, long-term Awards shall be paid as Restricted Share Rights, unless prohibited by Applicable Laws, Policies, and Expectations or if determined by the Plan Manager in their absolute discretion. To the extent all or a portion of an Award is paid in the form of an equity-based Award under the LTIP, the equity-based Award is subject to the approval of and to terms and conditions as approved by the HRC in accordance with the provisions of the LTIP and as reflected in the applicable Award agreement. To the extent all or a portion of an Award is paid in the form of long-term cash, it will be provided under the applicable LTCAP, subject to such terms and conditions of the LTCAP and as reflected in the applicable Award agreement.

For non-US Participants, any cash Awards are decisioned and paid in local currency unless determined otherwise by the Company in its discretion. The number of Restricted Share Rights awarded will be determined using the established deferral requirements. The exchange rate for both elements of the Award is determined at the sole discretion of Wells Fargo.

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VII.Employment changes
A.Leaves of absence

If a Participant is on a leave of absence (“Leave”) during the Plan Year and remains employed on the applicable Award Payment Date, they may be considered for an Award (subject to meeting the Plan eligibility and Award qualifier criteria, and other terms of the Plan).

When determining an Award for a Participant who is or was on Leave during the Plan Year, the manager should take into consideration the Participant’s contributions while working toward their Performance Expectations over the Performance Period including risk performance and any other considerations described in applicable Company-wide discretionary incentive guidance.

B.Changes in employment status
a.Transfers
The following applies for Participants who work in more than one Plan-eligible position during the Plan Year or for part of the Plan Year because they have either transferred to the eligible position or they have transferred to another position that is not eligible (collectively referred to as “Transfers”).
i.Transfers between Plan-eligible positions:
1.The Participant must meet the eligibility criteria set forth in Section IV
ii.Transfers between a Plan-eligible position and a non-Plan-eligible position (both non-bonus-eligible positions and positions that are eligible for other incentive plans):
1.The Participant must meet the eligibility criteria set forth in Section IV
b.Terminations – US Participants
Participants must be employed on the Award Payment Date to be eligible for an Award unless otherwise noted below, subject to the Plan’s other terms and conditions, including criteria set forth in Section IV.
i.Retirement
Participants who retire prior to the Award Payment Date are not eligible for an Award. A Participant subject to Notice Period requirements who is retiring and serving a Notice Period on the Award Payment Date may be eligible for an Award, subject to the other terms and conditions of the Plan.

ii.Displacements
A Participant who received notice of Displacement and is serving a Notice Period on or after the Eligibility Date set forth in Section IV, or on the Award Payment Date may be considered for an Award, subject to the other terms and conditions of the Plan. Award recommendations should reflect the Participant’s contributions while working toward their Performance Expectations for
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the Performance Period, including risk performance and any other considerations described in applicable Company-wide discretionary incentive guidance.

iii.Corporate Transactions
In the event of an involuntary termination due to a Corporate Transaction prior to the Award Payment Date or the Eligibility Date set forth in Section IV, a Participant may be considered for an Award subject to the other terms and conditions of the Plan and with any Contractual arrangements with a third party involved in the Corporate Transaction.

iv.Death
In the event of a Participant’s death, prior to the Award Payment Date or the Eligibility Date, the Participant may be considered for an Award, subject to the other terms and conditions of the Plan. Award recommendations should reflect the Participant’s contributions while working toward their Performance Expectations for the Performance Period, including risk performance and any other considerations described in applicable Company-wide discretionary incentive guidance.
v.Fixed Term Employment
A Participant employed as a Fixed Term Employee (for example a Participant of the Workforce Share program) may be considered for an Award subject to the other terms and conditions of the Plan and in accordance with Applicable Laws, Policies, and Expectations,, procedures, and applicable Company-wide discretionary incentive guidance.

c.Terminations – Non-US Participants
Participants must be employed on the Eligibility Date and the Award Payment Date to be eligible for an Award unless otherwise noted below, or in the Identified Staff and Country Appendix, subject to the Plan’s other terms and conditions, including criteria set forth in Section IV. If a Participant is serving a Notice Period for any reason whatsoever on the Award Payment Date or is otherwise no longer employed by their Employer on the Award Payment Date or the Eligibility Date, the Participant shall not be eligible to be considered for an Award unless specified below or in a Identified Staff and Country Appendix.

A Participant whose employment ends due to Cause, or where one of the reasons for the end of employment falls within the definition of Cause, shall not qualify for an Award.

For the avoidance of doubt, nothing in these provisions of the Plan give rise to any contractual right to receive an Award.

i.Retirement
A Participant whose employment terminates due to Retirement prior to the Award Payment Date is not eligible for an Award. A Participant who is serving out a Notice Period on the Award Payment Date prior to their employment terminating by reason of Retirement may still be considered eligible for an Award, subject to the other terms and conditions of the Plan. Such Participants must be employed on both the Eligibility Date and the Award Payment Date to be considered for an Award for that Plan Year.

ii.Required to retire
In the event a Participant has been required to retire, as identified in the Identified Staff and Country Appendix, prior to the Award Payment Date, subject to the relevant provisions as set forth in the applicable Retiring from Wells Fargo articles associated with the Global Employee
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Handbook, they may be considered for an Award. In the event a Participant ceases to be employed by their Employer on this ground prior to the Eligibility Date, they may still be considered for an Award.

iii.Corporate Transaction
In the event of an involuntary termination due to a Corporate Transaction prior to the Award Payment Date or the Eligibility Date, a Participant may be considered for an Award subject to the other terms and conditions of the Plan and with any arrangements with a third party involved in the Corporate Transaction.

iv.Death
In the event of a Participant’s death, prior to the Award Payment Date or the Eligibility Date, the Participant may be considered for an Award, subject to the other terms and conditions of the Plan. Award recommendations should reflect the Participant’s contributions while working toward their Performance Expectations for the Performance Period, including risk performance and any other considerations described in applicable Company-wide discretionary incentive guidance.

v.Fixed Term Employment
Refer to Identified Staff and Country Appendix

vi.Good Leaver Events
If the reason for the Participant’s cessation of employment is a Good Leaver Event, then despite the Participant not being employed on the Award Payment Date or serving out a Notice Period on the Award Payment Date, the Participant may be considered for an Award, subject to the other terms and conditions of the Plan. In relation to the Eligibility Date requirement: (i) Participants whose employment terminates due to the redundancy Good Leaver Event must be employed on the Eligibility Date of the Plan Year to be considered for an Award for that Plan Year; (ii) Participants whose employment terminates due to other Good Leaver Events may be considered for an Award despite not being employed on the Eligibility Date of the Plan Year. Award recommendations should reflect the Participant’s contributions while working toward their Performance Expectations for the Performance Period, including risk performance and any other considerations described in applicable Company-wide discretionary incentive guidance.

A Participant may be asked to furnish evidence to support a finding that there is a Good Leaver Event in respect of the Participant.

In addition to the Award qualifiers identified in Section IV, a Participant will also be required (as a condition of Good Leaver Event treatment) to sign a release of all claims on terms acceptable to their Employer following termination of employment in order to be eligible for any Award under the Plan following the effective date of termination.

VIII.Plan administration
A.Plan Manager
The Plan Manager has full discretionary authority to administer and interpret the Plan and may, at any time, delegate to personnel of Wells Fargo such responsibilities as it considers appropriate to facilitate the day-to-day
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administration of the Plan. Such delegation(s) will be documented in writing. Except with respect to Executive Officers, the Plan Manager’s authority includes approving, denying or adjusting a Participant’s Award amount or Award recommendation and approving special discretionary payments for Participants who do not meet eligibility criteria in Section IV and Section VII. The Plan Manager will consult with such control function partners as appropriate prior to taking any action impacting a Plan Participant.
The HRC has the authority to make any and all decisions with respect to Awards under the Plan (including special discretionary payments) to Executive Officers.

Plan commitments or interpretations (oral or written) by anyone other than the Plan Manager, the HRC, or a delegate appointed by either the Plan Manager or HRC, are invalid and will have no force or effect upon the policies, procedures and expectations set forth in this Plan.

In the event of any conflict between the Plan and oral or written communications, summaries, or overviews of, the Plan, the specific terms of this Plan or any official amendments to this Plan will control.
B.Payments subject to Applicable Laws, Policies, and Expectations

The determination and payment of any Award under the Plan is subject to the conditions and restrictions imposed under Applicable Laws, Policies, and Expectations. A Participant’s rights to or receipt of compensation under the Plan may be limited, modified, delayed, cancelled or recovered to ensure compliance with all such Applicable Laws, Policies, and Expectations and any supplemental guidance that may be issued from time to time.
C.Inquiries and Disputes

If a Participant would like to submit an inquiry or dispute regarding their Award under the Plan, the Participant should attempt to resolve it with the manager of their business unit as soon as possible. If this is not successful, the Participant may initiate a HR Services & Support > Pay & Tax Request within 45 days following the Award Payment Date, or as soon as possible (if the Participant does not have access to HR Services & Support, they may send a request to Compensation Delivery at compensationdelivery@wellsfargo.com). The request should include any facts supporting the Participant’s request, including discussions with the manager of their business unit, as well as any issues or comments the Participant deems pertinent. The Plan Manager, or a Compensation team, will respond to the inquiry.
D.Overpayments

In the event a Participant is overpaid an Award, the amount not Earned may be recouped by the Employer, subject to Applicable Laws, Policies, and Expectations.The Participant is expected to promptly repay Wells Fargo any portion of the Award amount that was paid but not Earned and not recovered through recoupment.
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E.Performance Conditions and Clawbacks

Awards under this Plan may be subject to performance conditions, and other requirements, as reflected in any applicable reduction, recoupment, cancellation, malus or clawback policies, practices or provisions, or such other agreements, plans, policies or provisions, of the Company, as in effect from time to time, and any applicable reduction, recoupment, cancellation, malus or clawback requirements imposed under Applicable Laws, Policies, and Expectations, including but not limited to the Clawback and Forfeiture Policy.
F.No Employment Right

Neither the action of Wells Fargo in establishing or maintaining the Plan, nor any provision of the Plan itself, nor any Award under the Plan shall be construed so as to grant any person contractual rights with respect to their employment or continued employment (or if applicable, additional contractual rights).

a.US Participants
The Plan is not an employment contract and participation in the Plan does not alter a Participant’s at-will employment relationship with their Employer. Both the Participant and their Employer are free to terminate the Participant’s employment relationship at any time for any reason. No rights in the Plan may be claimed by any person whether or not they are selected to participate in the Plan.

b.Non-US Participants
Despite participation in the Plan, a Participant’s employment relationship with their Employer may be terminated at any time in accordance with the Participant’s employment contract or Applicable Laws, Policies, and Expectations. The Plan does not form part of a Participant’s contract of employment, unless otherwise required by Applicable Laws, Policies, and Expectations.

No person, including any Participant, shall acquire any right to an accounting audit or to examine the books or the affairs of Wells Fargo.
G.Amendment or Termination of the Plan
The terms and conditions of the Plan are subject to periodic review and the Board of Directors of Wells Fargo & Company or the HRC may amend, suspend or terminate the Plan or any Award or Award recommendation at any time, for any reason. The Plan Manager may amend the Plan to the extent consistent with its authority to administer the Plan under Section VIII, A, including to revise any information in the Identified Staff and Country Appendix to comply with the laws governing the jurisdiction under which a Participant subject to such Appendix is located. The Plan Manager will consult with such control function partners as appropriate in connection with any such amendment, suspension, or termination under this provision.

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H.Assignment
No Participant has any right or power to pledge or assign any rights, privileges, or Awards provided for under the Plan unless the Plan provides that Awards may be allocated to certain eligible recipients.
I.    Unsecured Obligations
Awards under the Plan are unsecured obligations of the Company.
J.Validity

In case any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity of that provision will not affect the remaining parts of the Plan. Instead, this Plan will be construed and enforced as if such illegal or invalid provision had never been inserted herein.
K.Withholding Taxes and Deductions
Wells Fargo shall deduct from all payments under the Plan an amount necessary to satisfy the relevant statutory deductions for income tax, social insurance and/or other applicable statutory pension and/or special/labor insurance contribution deductions required to be taken under the law of the jurisdiction governing the Participant; provided however, the Participant is responsible for appropriate reporting and remittance of taxes and other statutory contributions in relation to Award payments under this Plan where required in their locations.
L.Governing Language
Subject to applicable law, to the extent that this Plan or any other document related to this Plan is made available in local language and English versions for any jurisdiction, should there be any difference in interpretation, the English version will prevail and the relevant local language version shall be deemed to be automatically amended to conform with, and to make the relevant local language version consistent with, the English version.
M.Governing Law and Jurisdiction
The Plan shall be construed, administered and governed in accordance with the laws of the jurisdiction governing the Participant's employment with the Company. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue in full force and effect.

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N.IRS Section 409A for Participants on US-Based Payroll
For Awards subject to US tax laws, to the extent incentive compensation under the Plan is paid in cash no later than two and one-half months following the end of the Plan Year, the Company intends such Award to qualify as a short-term deferral exempt from the requirements of Internal Revenue Code Section 409A. If, however, it is administratively impracticable to pay an Award within two and one-half months following the end of the Plan Year (generally March 15th) or a payment is delayed due to an unforeseeable event or investigation, payment will be made as soon as administratively possible but in no event later than the end of such calendar year following the end of the Plan Year. In the event an Award payable under the Plan does not qualify for treatment as an exempt short-term deferral, such amount will be paid in a manner that will satisfy the requirements of Internal Revenue Code Section 409A and applicable guidance thereunder.

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IX.Appendix A – Country Appendix

A.Identified Staff

CRD Identified Staff and IFD/IFR/IFPR Identified Staff
This Sub-section of Appendix A applies to all applicable Participants regardless of the country in which they are employed by an Employer.
If a Participant is CRD Identified Staff or IFD/IFR/IFPR Identified Staff, the Participant’s eligibility for an Award will be governed by, and subject to, the terms and conditions of the Plan, and any other conditions and restrictions imposed under any applicable law, rules and regulations. The form of any Award under the Plan and payout terms and conditions will be governed by the Identified Staff Incentive Payout Structure, a document that supplements the Plan and only applies to Awards granted to CRD Identified Staff and IFD/IFR/IFPR Identified Staff Participants.

Definitions

For purposes of this Sub-section of Appendix A, the following definitions shall apply:
a.CRD means Directive 2013/36/EU of the European Parliament and the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms as amended by Directive (EU) 2019/878 of the European Parliament and the Council of 20 May 2019, and all associated directives, regulations and implementing legislation, rules or guidance (including without limitation the UK Financial Conduct Authority dual-regulated firms remuneration code and UK Prudential Regulation Authority remuneration rules), in each case as amended or replaced from time to time.

b.IFR means Regulation 2019/2033 of the European Parliament and Council of 27 November 2019 on the prudential requirements of investment firms and IFD means Directive 2019/2034 of the European Parliament and Council of 27 November 2019 on the prudential supervision of investment firms and all associated directives, regulations and implementing legislation, rules or guidance, in each case as amended or replaced from time to time, including without limitation the Investment Firms Prudential Rules of the Financial Conduct Authority in the UK and the UK Financial Conduct Authority MIFIDPRU remuneration code (IFPR).

c.CRD Identified Staff means all Participants who have been classified as Identified Staff for the purposes of CRD.

d.IFD/IFR/IFPR Identified Staff means all Participants who have been classified as Identified Staff for the purposes of IFD/IFR/IFPR.
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B.Canada

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Canada.

Section VII, B, c, v.

Subject to applicable employment standards legislation, Fixed-Term Employees are not eligible to participate in the Plan.

Section VII, B, c, vi.

The following shall be added to sub-item (vi):
Subject to applicable employment standards legislation, a Participant whose employment is terminated without Cause in circumstances in which the termination does not qualify as a Good Leaver Event will not be entitled to an Award or payment in lieu thereof.

Other than expressly required by applicable employment standards legislation, there shall be no Award or payment in lieu thereof paid to a Participant in respect of or attributable to any period of common law reasonable notice, or any period of contractual termination or payment in lieu thereof, to which a Participant might be entitled, whether in a Good Leaver Event termination or otherwise in subsection (c).

Section VIII, L.

The paragraph shall be deleted and replaced with the following:

To the extent that this Plan or any other document related to this Plan is made available in French and English versions for Participants in the Province of Quebec, should there be any difference in interpretation, the French version will prevail.

C.People’s Republic of China (excluding Hong Kong)

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are located in the People’s Republic of China.

Section VII, B, c.
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The definition of “Cause” (as identified in Section II above) is replaced in its entirety as follows:

Cause means the termination of the Participant’s employment in circumstances involving one or more of the following:

a.The continued failure or refusal of the Participant to perform satisfactorily any duties reasonably required of the Participant, after written notification by the Company or an affiliated company, and the failure of the employee within thirty (30) calendar days of such notification to correct such breach, failure or refusal (other than failure by reason of incapacity due to physical or mental illness); or
b.The commission of any fraud, misappropriation, embezzlement or other dishonest act that makes the Participant ineligible for coverage under the Company’s fidelity bond or otherwise makes the Participant ineligible for continued employment; or
c.Any act of gross insubordination or willful misconduct; or
d.Reporting to work under the influence of alcohol, narcotics or unlawful controlled substances, any violation of the Applicable Laws, Policies and Expectations including, but not limited to, any employment policies and procedures, key compliance policies or procedures, the Code of Conduct, Applicable Laws and Policies, and Expectations or local work rules in force from time to time; or

e.Conviction of a criminal offense, including but not limited to an offense involving a dishonest or fraudulent act, or conduct in violation of law or conduct that would constitute a basis for criminal conviction that makes the Participant ineligible for coverage under the Company’s fidelity bond or otherwise makes the employee ineligible for continued employment; or
f.Violation of any securities or commodities laws, any rules or regulations pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company is a member, or violation of any similar law, regulation, ordinance or licensing requirement applicable to employees of financial institutions; or conduct that may reasonably be expected to have an adverse effect on the on the financial interest or business reputation of the Company or an affiliated company; or
g.Serious violation of Company rules or corporate policies; or
h.Any other statutory reasons for a summary dismissal under applicable laws and regulations.

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The foregoing does not represent a complete list of all acts or omissions that may constitute grounds for a termination for Cause. The Plan Manager will have the sole discretion to determine whether a particular individual’s employment has been terminated for Cause, and its determination will be final and binding upon the Company and that individual.

Section II

Definition of “Good Leaver Event” sub-item (1) is replaced in its entirety as follows:
1.Injury, ill-health or disability causing the Participant to be unable to return to work after the Participant’s medical treatment period has already expired.

Section VII, B, c, ii.

Required to retire clause is applicable in People’s Republic of China (excluding Hong Kong)
D.France
Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in France.

Section VII, B, c, v.

The following paragraph shall be added to this section of the Plan:
v.    Fixed Term Employment: The definition of “Good Leaver Event” (as defined in Section II above) is supplemented with the following subsection:

4.Where the Participant was employed under a fixed-term contract, the expiry of the fixed-term, save if, in the view of Wells Fargo, they have been offered reasonable alternative employment or if their employment is terminated without Cause in circumstances other than the expiry of the fixed-term.

Section VII, B, c.

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In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:

h.any act of gross misconduct, gross negligence, a material failure of risk management by the Participant or the business unit in which the Participant manages or performs services, or is in material breach of one of the terms of the Participant’s employment, including, but not limited to, engaging in prohibited conduct which is listed as grounds for summary dismissal;

i.infringement of any rules or regulations imposed by any regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties;

j.any failure to possess any qualification or meet any condition or requirement laid down by any applicable regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties by legislation including, but not limited to, a financial regulator or fidelity bond requirements or a failure to pass such regulatory exams as prescribed by the Company from time to time;

k.the Participant acted in a way which in the reasonable view of the Company’s management, may bring the Company into disrepute, whether or not such act is directly related to the affairs of the Company;

l.the Participant becomes bankrupt or makes any composition or enters into any deed of arrangement with the Participant’s creditors;

m.the Participant engaged in any way whatsoever in "Regulated Activities" (being services of a financial or investment nature including but not limited to performing controlled functions) when the Participant is not registered as an approved person by any relevant regulator to do so, or the Participant failed to complete, if necessary, the fit and proper questionnaire for any relevant regulator;

n.the Participant otherwise adversely affected the Company’s continued authorization to engage in Regulated Activities and/or the Participant’s, if applicable, continued registration as an approved person; or

o.any act or omission which would, whether under the Participant’s contract of employment or applicable local law, entitle the Participant’s employing entity to terminate the employment of the Participant summarily.

Section VIII, L

The following shall be added:

“Participants who are located in France acknowledge the following in writing:”

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“You further acknowledge that it is your express wish that the Plan, as well as all documents, notices or summaries relating to the Plan be drawn up in English.”

“Vous reconnaissez également que le Régime, ainsi que tous les documents, avis ou résumés s'y rapportant ont été rédigés en langue anglaise à votre demande expresse.”

E.Germany

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Germany.

Section VII, B, c, v.

The following paragraph shall be added to this section of the Plan:
v.    Fixed Term Employment: The definition of “Good Leaver Event” (as defined in Section II above) is supplemented with the following subsection:
4.Where the Participant was employed under a fixed-term contract, the expiry of the fixed-term, save if, in the view of Wells Fargo, they have been offered reasonable alternative employment or if their employment is terminated without Cause in circumstances other than the expiry of the fixed-term.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:

h.any act of gross misconduct, gross negligence, a material failure of risk management by the Participant or the business unit in which the Participant manages or performs services, or is in material breach of one of the terms of the Participant’s employment, including, but not limited to, engaging in prohibited conduct which is listed as grounds for summary dismissal;

i.infringement of any rules or regulations imposed by any regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties;
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j.any failure to possess any qualification or meet any condition or requirement laid down by any applicable regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties by legislation including, but not limited to, a financial regulator or fidelity bond requirements or failure to pass such regulatory exams as prescribed by the Company from time to time;
k.the Participant acted in a way which in the reasonable view of the Company’s management, may bring the Company into disrepute, whether or not such act is directly related to the affairs of the Company;
l.the Participant becomes bankrupt or makes any composition or enters into any deed of arrangement with the Participant’s creditors;
m.the Participant engaged in any way whatsoever in "Regulated Activities" (being services of a financial or investment nature including but not limited to performing controlled functions) when the Participant is not registered as an approved person by any relevant regulator to do so, or the Participant failed to complete, if necessary, the fit and proper questionnaire for any relevant regulator;
n.the Participant otherwise adversely affected the Company’s continued authorization to engage in Regulated Activities and/or the Participant’s, if applicable, continued registration as an approved person; or

o.any act or omission which would, whether under the Participant’s contract of employment or applicable local law, entitle the Participant’s employing entity to terminate the employment of the Participant summarily.
F.Hong Kong

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Hong Kong:

Section VII, B, c, ii.

Required to retire clause is applicable in Hong Kong.

G.India
Notwithstanding other language in the Plan to the contrary, the following statement shall apply in interpreting the provisions of the Plan for any Participant employed by an Employer in India:

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Any reference to ‘bonus’ or ‘incentive’ or ‘Award’ in the Plan shall be read and construed as meaning an incentive payment that a Participant may be eligible to receive subject to the terms of the Plan. For the avoidance of doubt, a reference to ‘bonus’ or ‘incentive’ or ‘Award’ in the Plan is not indicative of any entitlement or potential entitlement to a profit-based bonus under the Payment of Bonus Act 1965, as may be amended from time to time, or any other applicable laws or regulations.

Section VII, B, c, ii.

Required to retire clause is applicable in India.
H.India – Wells Fargo International Solutions Private Limited

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by Wells Fargo International Solutions Private Limited.

Section V, C

This section is amended as follows:

The Wells Fargo India Board, Wells Fargo India Managing Director, and the head of Finance Shared Services Group must approve the aggregate value of Awards for Wells Fargo International Solutions Private Limited.
Notwithstanding the foregoing, Awards to Executive Officers are subject to the approval of the HRC.

Section VII, B, c, ii.

Required to retire clause is applicable in India.

I. Ireland

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Ireland.

Section VII, B, c, v.

26    2024 Wells Fargo Bonus Plan

The following paragraph shall be added to this section of the Plan:
v.    Fixed Term Employment: The definition of “Good Leaver Event” (as defined in Section II above) is supplemented with the following subsection:
4.Where the Participant was employed under a fixed-term contract, the expiry of the fixed-term, save if, in the view of Wells Fargo, they have been offered reasonable alternative employment or if their employment is terminated without Cause in circumstances other than the expiry of the fixed-term.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:

h.any act of gross misconduct, gross negligence, a material failure of risk management by the Participant or the business unit in which the Participant manages or performs services, or is in material breach of one of the terms of the Participant’s employment, including, but not limited to, engaging in prohibited conduct which is listed as grounds for summary dismissal;

i.infringement of any rules or regulations imposed by any regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties;
j.any failure to possess any qualification or meet any condition or requirement laid down by any applicable regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties by legislation including, but not limited to, a financial regulator or fidelity bond requirements or a failure to pass such regulatory exams as prescribed by the Company from time to time;
k.the Participant acted in a way which in the reasonable view of the Company’s management, may bring the Company into disrepute, whether or not such act is directly related to the affairs of the Company;
l.the Participant becomes bankrupt or makes any composition or enters into any deed of arrangement with the Participant’s creditors;
m.the Participant engaged in any way whatsoever in "Regulated Activities" (being services of a financial or investment nature including but not limited to performing controlled functions) when the Participant is not registered as an approved person by any relevant regulator to do so, or the Participant failed to complete, if necessary, the fit and proper questionnaire for any relevant regulator;
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n.or the Participant otherwise adversely affected the Company’s continued authorization to engage in Regulated Activities and/or the Participant’s, if applicable, continued registration as an approved person;

o.any act or omission which would, whether under the Participant’s contract of employment or applicable local law, entitle the Participant’s employing entity to terminate the employment of the Participant summarily.
J.Japan

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Japan.

Section V, B, c.

In this Section, the applicable definition of “Cause” (as defined in Section II above) is supplemented with the following subsections:

h.The Participant neglects or fails (otherwise than by reason of accident or ill health), or refuses to carry out the lawful instructions of the Company, within the scope of the duties required of the Participant; or
i.The Participant commits any acts of discrimination or harassment; or
j.The Participant is absent from work without justifiable excuse for a continuous period of fifteen calendar days or more; or
k.The Participant is found to have falsified, omitted or provided inaccurate information to the Company or its vendors during the background check process; or
l.The Participant is declared bankrupt, becomes insolvent or enters into an arrangement with creditors; or
m.There are any other grounds considered reasonable under the Labor Standards Act.

Capitalized terms (other than “Participant”) are defined in the Participant’s employment agreement.

Section VII, B, c, ii.

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Required to retire clause is applicable in Japan.

K.Korea

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Korea.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as defined in Section II above) is supplemented with the following subsections:

h.There is a decision on dismissal by the Disciplinary Action Committee for intentional or serious mistakes made on a critical position;
i.The Participant obtains employment by misrepresenting any important fact in the documents submitted or information given to the Company such as name, age, education and employment history, etc. or while Participant misrepresents their position within the Company;
j.the Participant misuses their title or position to pursue their own interest;
k.the Participant is absent without permission and/or proper communication with the Company for a continuous period of three (3) days or for a total of six (6) days in any one calendar year period;
l.the Participant misuses the funds, machinery, instruments, facilities or any other property of the Company in order to pursue his or her own interest;
m.the Participant engages in other business without approval from the Company ;
n.the Participant possesses, transfers, purchases, sells or uses any controlled substances without obtaining a valid written medical or pharmaceutical prescription;
o.the Participant possesses or uses firearms or other potentially lethal weapons;
p.the Participant engages in any illegal labor dispute activity or other illegal collective action;
q.the Participant alters or falsifies Company documents;
r.the Participant, intentionally or by gross negligence, causes substantial damage to the Company;
s.the Participant deliberately obstructs Wells Fargo’s normal business;
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t.the Participant holds a meeting, posts or distributes written materials, or conducts any other similar activities within Wells Fargo premises in breach of the Company’s applicable policies and/or without the Company’s advance permission;
u.the Participant carries out political activities in the workplace or other facilities of Wells Fargo;
v.for any other ground permitted under the Labor Standards Act.

Section VII, B, c, ii.

Required to retire clause is applicable in Korea.

L.Netherlands
Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in the Netherlands.

Section VII, B, c, v.

The following paragraph shall be added to this section of the Plan:
v.    Fixed Term Employment: The definition of “Good Leaver Event” (as defined in Section II above) is supplemented with the following subsection:
4.Where the Participant was employed under a fixed-term contract, the expiry of the fixed-term, save if, in the view of Wells Fargo, they have been offered reasonable alternative employment or if their employment is terminated without Cause in circumstances other than the expiry of the fixed-term.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:

h.any act of gross misconduct, gross negligence, a material failure of risk management by the Participant or the business unit in which the Participant manages or performs services, or is in material
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breach of one of the terms of the Participant’s employment, including, but not limited to, engaging in prohibited conduct which is listed as grounds for summary dismissal;

i.infringement of any rules or regulations imposed by any regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties;
j.any failure to possess any qualification or meet any condition or requirement laid down by any applicable regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties by legislation including, but not limited to, a financial regulator or fidelity bond requirements or a failure to pass such regulatory exams as prescribed by the Company from time to time;
k.the Participant acted in a way which in the reasonable view of the Company’s management, may bring the Company into disrepute, whether or not such act is directly related to the affairs of the Company;
l.the Participant becomes bankrupt or makes any composition or enters into any deed of arrangement with the Participant’s creditors;
m.the Participant engaged in any way whatsoever in "Regulated Activities" (being services of a financial or investment nature including but not limited to performing controlled functions) when the Participant is not registered as an approved person by any relevant regulator to do so, or the Participant failed to complete, if necessary, the fit and proper questionnaire for any relevant regulator;
n.the Participant otherwise adversely affected the Company’s continued authorization to engage in Regulated Activities and/or the Participant’s, if applicable, continued registration as an approved person; or

o.any act or omission which would, whether under the Participant’s contract of employment or applicable local law, entitle the Participant’s employing entity to terminate the employment of the Participant summarily.
M.The Philippines – Wells Fargo International Solutions LLC - Philippines

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by Wells Fargo International Solutions, LLC-Philippines.

Section V, C.

This section is amended as follows:

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The Wells Fargo Philippines Board, Managing Director, and the Head of Finance Shared Services Group must approve the aggregate value of Awards for Wells Fargo Philippines. Notwithstanding the foregoing, Awards to Executive Officers are subject to the approval of the HRC.

Section VII, B, c.

a.“Authorized Causes” as defined under the Labor Code of the Philippines, such as,
i.Installation of labor saving devices;
ii.Closure of establishment;
iii.Reduction of personnel due to:
1.Redundancy; or
2.Retrenchment to prevent losses; and
iv.Termination due to disease.

Section VII, B, c, ii.

Required to retire clause is applicable in the Philippines.

In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:

Cause refers to “Just Cause” and shall include, but not be limited to, the termination of the Participant’s employment due to:

a.The Participant commits any act of discrimination or harassment; or
b.The Participant engages in any civil wrong or conduct of a criminal nature (including but not limited to assault, theft and fraud) or any other conduct which in the reasonable opinion of the Company may seriously impact on the Participant's ability to perform the duties of the position or is likely to significantly damage the reputation or business of the Company; or
c.Any other ground considered just cause under the Labor Code or other applicable law.
N.Singapore

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Singapore:

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Section VII, B, c, ii.

Required to retire clause is applicable in Singapore.

O.Sweden

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Sweden.

Section VII, B, c, v.

The following paragraph shall be added to this section of the Plan:
v.    Fixed Term Employment: The definition of “Good Leaver Event” (as defined in Section II above) is supplemented with the following subsection:
4.Where the Participant was employed under a fixed-term contract, the expiry of the fixed-term, save if, in the view of Wells Fargo, they have been offered reasonable alternative employment or if their employment is terminated without Cause in circumstances other than the expiry of the fixed-term.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:

h.any act of gross misconduct, gross negligence, a material failure of risk management by the Participant or the business unit in which the Participant manages or performs services, or is in material breach of one of the terms of the Participant’s employment, including, but not limited to, engaging in prohibited conduct which is listed as grounds for summary dismissal;

i.infringement of any rules or regulations imposed by any regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties;

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j.any failure to possess any qualification or meet any condition or requirement laid down by any applicable regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties by legislation including, but not limited to, a financial regulator or fidelity bond requirements or a failure to pass such regulatory exams as prescribed by the Company from time to time;
k.the Participant acted in a way which in the reasonable view of the Company’s management, may bring the Company into disrepute, whether or not such act is directly related to the affairs of the Company;
l.the Participant becomes bankrupt or makes any composition or enters into any deed of arrangement with the Participant’s creditors;
m.the Participant engaged in any way whatsoever in "Regulated Activities" (being services of a financial or investment nature including but not limited to performing controlled functions) when the Participant is not registered as an approved person by any relevant regulator to do so, or the Participant failed to complete, if necessary, the fit and proper questionnaire for any relevant regulator;
n.the Participant otherwise adversely affected the Company’s continued authorization to engage in Regulated Activities and/or the Participant’s, if applicable, continued registration as an approved person; or

o.any act or omission which would, whether under the Participant’s contract of employment or applicable local law, entitle the Participant’s employing entity to terminate the employment of the Participant summarily.
P.Taiwan

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Taiwan.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:

h.misrepresents any fact at the time of signing a labor contract in a manner which might mislead the Company and thus caused the Company to sustain damage therefrom;
i.commits a violent act against or grossly insults the Company or agent of the Company, or a fellow worker;

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j.has been sentenced to temporary imprisonment in a final and conclusive judgment, and is not granted a suspended sentence or permitted to commute the sentence to payment of a fine.
k.is, without good cause, absent from work for three consecutive days, or for a total six days in any month;
l.commits an act or omission for which, in the Company’s opinion, the Participant’s employment can be terminated without notice or payment in lieu in accordance with the Labor Standards Act of Taiwan.

Section VII, B, c, vi.

The definition of “Good Leaver Event” referenced in Section II replaces subitem 3 in its entirety with the following:

3.Layoff (i.e., where the Participant's employment was terminated due to one of the following situations:

A.The Company's businesses are suspended, or have been transferred;
B.The Company's businesses suffer an operating loss, or business contractions;
C.Where force majeure necessitates the suspension of business for more than one month; and / or
D.Where the change of the nature of business necessitates the reduction of workforce and the Participant cannot be reassigned to other suitable positions.)

Section VII, B, c, ii.

Required to retire clause is applicable in Taiwan.

Q.United Arab Emirates (Dubai)

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in the United Arab Emirates.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:
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h.is guilty of gross misconduct, gross negligence, a material failure of risk management by the Participant or the business unit in which the Participant manages or performs services, or is in material breach of one of the terms of the Participant’s employment, including, but not limited to, engaging in prohibited conduct which is listed as grounds for summary dismissal;
i.infringes any rules or regulations imposed by any regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties;
j.fails, due to fault and/or neglect on the Participant’s part, to possess any qualification or meet any condition or requirement laid down by any applicable regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties by legislation including, but not limited to, a financial regulator or fidelity bond requirements or fails due to fault and/or neglect on the Participant’s part to pass such regulatory exams as prescribed by the Company from time to time;
k.acts in a way which in the reasonable view of the Company’s management, may bring the Company into disrepute, whether or not such act is directly related to the affairs of the Company;
l.becomes bankrupt or makes any composition or enters into any deed of arrangement with the Participant’s creditors;
m.engages in any way whatsoever in "Regulated Activities" (being services of a financial or investment nature including but not limited to performing controlled functions) when the Participant is not registered as an approved person by the relevant regulator to do so, or the Participant fails to complete, if necessary, the fit and proper questionnaire for the relevant regulator;
n.the Participant otherwise adversely affects the Company’s continued authorization to engage in Regulated Activities and/or the Participant’s, if applicable, continued registration as an approved person; or

o.is guilty of any act or omission which would, whether under the Participant’s contract of employment or applicable local law, entitle the Participant’s employing entity to terminate the employment of the Participant summarily.
R.United Kingdom

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in the United Kingdom.

Section VII, B, c, v.

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The following paragraph shall be added to this section of the Plan:
v.    Fixed Term Employment: The definition of “Good Leaver Event” (as defined in Section II above) is supplemented with the following subsection:
4.Where the Participant was employed under a fixed-term contract, the expiry of the fixed-term, save if, in the view of Wells Fargo, they have been offered reasonable alternative employment or if their employment is terminated without Cause in circumstances other than the expiry of the fixed-term.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as referred to in Section II above) is supplemented with the following subsections:

h.any act of gross misconduct, gross negligence, a material failure of risk management by the Participant or the business unit in which the Participant manages or performs services, or is in material breach of one of the terms of the Participant’s employment, including, but not limited to, engaging in prohibited conduct which is listed as grounds for summary dismissal;
i.infringement of any rules or regulations imposed by any regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties;
j.any failure to possess any qualification or meet any condition or requirement laid down by any applicable regulatory or other external authority or professional body applicable to the Participant’s employment or which regulate the performance of the Participant’s duties by legislation including, but not limited to, a financial regulator or fidelity bond requirements or a failure to pass such regulatory exams as prescribed by the Company from time to time;
k.the Participant acted in a way which in the reasonable view of the Company’s management, may bring the Company into disrepute, whether or not such act is directly related to the affairs of the Company;
l.the Participant becomes bankrupt or makes any composition or enters into any deed of arrangement with the Participant’s creditors;
m.the Participant engaged in any way whatsoever in "Regulated Activities" (being services of a financial or investment nature including but not limited to performing controlled functions) when the Participant is not registered as an approved person by any relevant regulator to do so, or the Participant failed to complete, if necessary, the fit and proper questionnaire for any relevant regulator;
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n.the Participant otherwise adversely affected the Company’s continued authorization to engage in Regulated Activities and/or the Participant’s, if applicable, continued registration as an approved person; or
o.any act or omission which would, whether under the Participant’s contract of employment or applicable local law, entitle the Participant’s employing entity to terminate the employment of the Participant summarily.
S.Vietnam

Notwithstanding other language in the Plan to the contrary, the following additional terms and provisions shall apply to those Participants who are employed by an Employer in Vietnam.

Section VII, B, c.

In this section, the applicable definition of “Cause” (as defined in Section II above) is supplemented with the following subsections:

h.the continued failure or refusal of the Participant to perform satisfactorily any duties reasonably required of the Participant, after at least two written notifications by the Company or an affiliated company; or

i.any violation of the Company’s employment policies or procedures including but not limited to the Code of Conduct, , Applicable Laws, Policies, and Expectations, or local work rules in force from time to time, Internal Labor Regulations that are subject to dismissal under the Vietnamese labor law and/or the Company's Internal Labor Regulations

Section VII, B, c, ii.

Required to retire clause is applicable in Vietnam.

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